UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2009

MEDIA SCIENCES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16053	87-0475073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Allerman Road, Oakland, New Jersey 07436

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (201) 677-9311

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.313e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On October 27, 2009, we entered into an agreement of amendment with our senior secured lender, Sovereign Bank, amending certain covenants and terms of our credit facility, effective for our first fiscal quarter ended September 30, 2009. Financial covenants were amended to be tested on a rolling basis for periods after September 30, 2009 and until September 30, 2010, the term “EBITDA”, as used for purposes of the calculation of the fixed charge coverage ratio, was clarified to include add backs for the non-cash effects of accounting pronouncement EITF 07-5 [FASB ASC Topic 815-10], with a modified calculation applicable for our first fiscal quarter ended September 30, 2009 and the interest rate was amended to the greater of (i) seven percent per annum or (ii) the lender’s floating prime rate plus three and one-quarter percent per annum. The foregoing summary is subject to and qualified in its entirety by reference to the full text of the amendment, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)       On October 27, 2009, Frank Tanki informed the Company that he will not be standing for re-election at the next annual meeting for the election of directors.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit
10.1	Fourth Agreement of Amendment to Revolving Loan and Security Agreement and Other Documents

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIA SCIENCES INTERNATIONAL, INC.

Date: October 29, 2009	By: /s/ Kevan D. Bloomgren
Kevan D. Bloomgren
Chief Financial Officer

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